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                                                                   EXHIBIT 10.37

                       NEW ENGLAND LIFE INSURANCE COMPANY

                    SELECT EMPLOYEES SUPPLEMENTAL 401k PLAN






As amended and restated effective January 1, 2000.
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                               TABLE OF CONTENTS

I.   PURPOSE...................................................................1
     1.01 Purpose..............................................................1
     1.02 Prior Documents......................................................1

II.  DEFINITIONS...............................................................1
     2.01 Defined Terms........................................................1

III. ELIGIBILITY...............................................................2
     3.01 Eligibility..........................................................2

IV.  CONTRIBUTION CREDIT.......................................................2
     4.01 Contribution Credit Amount...........................................2
     4.02 Accumulation of Credit...............................................2
     4.03 Vesting..............................................................3
     4.04 Time and Form of Payment.............................................3
     4.05 Nonalienation of Participant's Benefits..............................4

V.   ADMINISTRATION............................................................4
     5.01 Power and Authority..................................................4
     5.02 Indemnification......................................................4
     5.03 Facility of Payment..................................................4

VI.  AMENDMENT AND TERMINATION.................................................5
     Section 6.01 Amendment....................................................5
     Section 6.02 Termination..................................................5

VII. MISCELLANEOUS.............................................................5
     7.01 Unfunded Plan........................................................5
     7.02 No Right. Title or Interest in the Company's Assets..................5
     7.03 No Right to Continued Employment or Award............................5
     7.04 Governing Law........................................................6
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                                   I. PURPOSE

1.01 PURPOSE.

The New England Life Insurance Company Select Employees Supplemental 401k Plan ("Plan"), adopted as of February 15, 1989, is intended to constitute an unfunded employer plan for the purpose of supplementing The New England Life Insurance Company("Company") contributions to The New England 401k Plan and Trust ("401k Plan"). This Plan shall be an unfunded plan maintained by the Company solely for the purpose of providing deferred compensation to a select group of management or highly-compensated employees within the meaning of Sections 201(2), 301(a)(3) and 401(a)(1) of the Employee Retirement Income Security Act.

1.02 PRIOR DOCUMENTS.

This Plan is the restatement with amendments of The New England Mutual Life Insurance Company Select Employees Supplemental Progress Sharing Plan, The New England Select Employees Supplemental Progress Sharing Plan, The New England Select Employees Supplemental Profit Sharing Plan. The New England Select Employees Supplemental 401k Plan and the New England Life Insurance Company Select Employees Supplemental 401k Plan.

                                II. DEFINITIONS

2.01 DEFINED TERMS.

Terms used herein and not specifically defined below shall have the same meaning as they have in the Company's 401k Plan.

Unless the context indicates otherwise, the following additional terms used herein shall have the following meanings:

"Compensation" shall mean Compensation as defined under the New England 401k Plan and Trust determined without regard to the Compensation Limit, and including Employer contributions to the Employee's nonqualified deferred compensation plan for Participant-elective deferral of Compensation.

"Compensation Limit" shall mean, with respect to a plan year, the limitation in effect on the first day of such Plan Year as provided in Internal Revenue Code ("IRC") Section 401(a)(17), as such limit is amended from time to time by the Secretary of the Treasury pursuant to IRC Section 415(d).

"Plan Year" shall mean, with respect to this Plan shall be the same year as the plan year defined under the Company's 401k Plan.


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"Participant" shall mean an employee who is eligible pursuant to Section 3.01 hereof with respect to a Plan Year or who is credited with any Contribution Credit which remains undistributed from this Plan.

                                III. ELIGIBILITY

3.01 ELIGIBILITY.

An employee of the Company who is a Senior Officer, or whose base compensation exceeds $125,000, or whose Compensation exceeds $160,000, shall be eligible pursuant to this Supplemental Plan with respect to a Plan Year for which she/he is entitled to any contribution credit under Section 4.01.

                            IV. CONTRIBUTION CREDIT

4.01 CONTRIBUTION CREDIT AMOUNT.

For a plan year in which an employee is eligible to participate in this Supplemental Plan, and for which such employee is entitled to an allocation of the discretionary employer contribution under the Company's 401k Plan, such employee shall be credited hereunder with an amount equal to the sum of (a) plus
(b) plus (c) plus (d) where:

(a) equals the Company's discretionary contribution under Section 3.02(c) of the 401k Plan, expressed as a percentage of such Participant's Compensation as defined under the 401k Plan, multiplied by the excess of such Participant's Compensation as defined under this Plan, over the Compensation Limit, and

(b) equals the percentage described in Subsection 4.01(a) hereof multiplied by such Participant's Compensation not in excess of the Compensation Limit, but only to the extent that such product cannot be contributed under the 401k Plan in any Plan Year as the result of the limitation of IRC Section 415(c)(1)(A), as adjusted for such Plan Year pursuant to IRC Section 415(d),

(c) equals the Employer Qualified Non-elective Contribution percentage under
    Section 3.02(a) of the 401k Plan, multiplied by the sum of (i) the amount of such Participant's elective deferrals under the Company's nonqualified elective deferral plan, plus (ii) the amount of such Participant's Compensation as defined under this Plan in excess of the Compensation
    Limit, and

(d) equals the Matching Contribution percentage of two percent (2%) under the 401k Plan multiplied by such Participant's eligible non-qualified elective deferral amount.

4.02 ACCUMULATION OF CREDIT.

A Participant shall be credited with the amount defined in Section 4.01 above at the same time as the Company's contribution is allocated to such Participant's employer contribution 401k account. Credits hereunder shall be deemed to be invested at the Participant's election in one or more Investment Funds offered under the Plan, but such election shall not be binding upon the Committee (or the Trustee if a Rabbi Trust is established) with respect to any actual investments. The terms, conditions and procedures under which a Participant may elect to hypothetically invest

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his Accounts hereunder shall be specified by the Committee, in its sole discretion, from time to time. Investment income or losses credited to such accounts as of any Valuation Date shall reflect the actual experience (plus or minus .25% as determined by the Committee) of the funds which correspond to those in which the Participant's Accounts are deemed to be invested. The Committee will set rules governing Participant's elections with respect to the various Investment Funds including, but not limited to, the timing of deemed transfers between and among funds, the frequency of fund exchange privileges and liquidation procedures required for Plan distributions.

The Company, in its sole discretion, shall decide whether or not to underwrite its obligations under the Plan by actually investing pay deferrals. If the Company decides to invest pay deferrals made under the Plan, Participants and Beneficiaries shall have no interest, (other than that of an unsecured general creditor), in such actual investments even if they correspond to Investment Funds. Any investment the Company makes in connection with the Plan shall at all times remain part of the general assets of the Company whether or not held in a Rabbi Trust.

4.03 VESTING

Each Participant whose employment shall cease by virtue of her/his retirement (including disability or death, shall be fully vested in any accumulated amounts credited under this Plan. Each Participant whose employment shall cease for any reason except as described above shall be fully vested in any accumulated amounts credited under Sections 4.01(b) and (c) of this Plan, but she/he shall forfeit any and all accumulated amounts credited to her/him under Section 4.01(a) of this Plan unless such termination occurs on or after the January 1 following the completion of five years of service.

4.04 TIME AND FORM OF PAYMENT.

Payment on behalf of a Participant shall be made or shall commence within 30 days following the twelve/12 month period beginning on the later of termination (including disability or death) or final credit with respect to such Participant as follows:

(a) In the event of such Participant's actual retirement; disability, or death without a named beneficiary, in a lump sum if such Participant's vested accumulated credit hereunder is not greater than $25,000; or if greater than $25,000, in ten annual installments unless such Participant elects another form of payment with consent of the Committee at least one year prior to commencement of payments;

(b) In the event of such Participant's termination of employment other than as provided in Subsection 4.03(a) above, in a lump sum except that if such Participant's vested accumulated credit exceeds $25,000, then such Participant may elect with consent of the Committee, another form of distribution or further deferral of payment. Such election must be made at least one year prior to the date payments would otherwise commence.

(c) In the event of the death of a Participant without a named beneficiary, or the death of a Participant's beneficiary who is entitled to payments under this Plan, payment of the balance of accumulated credit hereunder shall be paid in a lump sum.


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4.05 NONALIENATION OF PARTICIPANT'S BENEFITS.

No amount payable during the life of the Participant under this Plan shall be subject in any manner to alienation by anticipation, sale, transfer, assignment, bankruptcy, pledge, attachment, charge, or encumbrance of any kind nor in any manner be subject to the debts or liabilities of any person, and any attempt to so alienate or subject any such amounts whether presently or thereafter payable, shall be void. If any person shall attempt to, or shall, alienate, sell, transfer, assign, pledge, attach, charge, or otherwise encumber any amount payable under this Plan, or any part thereof, or if by reason of his bankruptcy or other event happening at any such time, such amount would be made subject to her/his debts or liabilities or would otherwise not be enjoyed by her/him, then the Committee, if it so elects, may direct that such amount be withheld and that the same or any part thereof be paid or applied to or for the benefit of such person, her/his spouse, children or other dependents, or any of them, in such manner and proportion as the Committee may deem proper.

                               V. ADMINISTRATION

5.01 POWER AND AUTHORITY.

The Committee shall have full power and authority to construe, interpret and administer this Plan. All decisions, actions, or interpretations of the Committee shall be final, conclusive, and binding upon all parties. If any person objects to any such interpretation or action, formally or informally, the expenses of the Committee and its agents and counsel in connection with such objections shall be chargeable against any amounts otherwise payable under the Plan to or on account of the Participant.

5.02 INDEMNIFICATION.

No member of the Committee shall be personally liable by reason of any contract or other instrument executed by her/him or on her/his behalf in her/his capacity as a member of the Committee nor for any mistake of judgment made, and the Company shall indemnify and hold harmless each member of the committee and each other officer, employee, or director of the Company to whom any duty or power relating to the administration or interpretation of the plan may be allocated or delegated, against any cost or expense (including counsel fees) or liability (including any sum paid in settlement of a claim with the approval of the Board) arising out of any act or omission to act in connection with Plan unless arising out of such person's own fraud or bad faith.

5.03 FACILITY OF PAYMENT.

If the Committee shall find that any person to whom any amount is payable under the plan is unable to care for her/his affairs because of illness or accident, or is a minor, or has died, then any payment due her/his or her/his estate (unless a prior claim therefore has been made by a duly appointed legal representative), may, if the Committee so directs the Company, be paid to her/his spouse, a child, a relative, an institution maintaining or having custody of such person, or any other person deemed by the Committee to be a proper recipient on behalf of such person otherwise entitled to payment. Any such payment shall be a complete discharge of the liability of the Committee and the Company therefore.

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                         VI. AMENDMENT AND TERMINATION

SECTION 6.01 AMENDMENT

The Company reserves the right at any time, and from time to time, to amend the Plan by action of its Board of Directors. Further, the Company may amend this Plan at any time by means of a written instrument executed by the President of the Company, except that any such amendment or group of amendments adopted on the same date with respect to the same plan shall not increase or decrease the annual cost of contributions to the Company for active plan participants and former plan participants by more than two million dollars (exclusive of employee voluntary contributions under a qualified plan or employee elective deferrals under a nonqualified plan). No such amendment shall:

(a) decrease any interest of any Participant or Beneficiary existing immediately prior to such amendment, or

(b) reduce the non-forfeitable portion of a Participant's Accrued Benefit existing immediately prior to such amendment.

SECTION 6.02 TERMINATION.

The Company reserves the right at any time to terminate the Plan, and each other Employer which adopts this Plan reserves the right to discontinue its participation in the Plan at any time.

                               VII. MISCELLANEOUS

7.01 UNFUNDED PLAN.

This Plan is an unfunded deferred compensation arrangement for a select group of management or highly compensated personnel.

7.02 NO RIGHT, TITLE OR INTEREST IN THE COMPANY'S ASSETS.

The participant shall have no right, title, or interest whatsoever in or to any investments which the company may make to aid it in meeting its obligations under this Plan. Nothing contained in the Plan, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind, or a fiduciary relationship between the Company and any eligible employee or any other person. To the extent that any person acquires a right to receive payments from the Company under this Plan, such right shall be no greater than the right of an unsecured general creditor of the Company. All payments to be made hereunder shall be paid from the general funds of the company and no special or separate fund shall be established and no segregation of assets shall be made to assure payment of such amounts.

7.03 NO RIGHT TO CONTINUED EMPLOYMENT OR AWARD.

Nothing contained in this Plan shall give any employee the right to be retained in the employ of the Company or affect the right of the Company to dismiss any employee. No eligible employee shall receive any right to be granted an award hereunder nor shall any such award be considered as compensation under any employee benefit plan of the Company, except as otherwise determined by the Company.

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7.04 GOVERNING LAW.

All rights under this plan shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts.

IN WITNESS WHEREOF, THIS AMENDMENT AND RESTATEMENT OF THE NEW ENGLAND LIFE INSURANCE COMPANY SELECT EMPLOYEES SUPPLEMENTAL 401k PLAN is executed on behalf of the Company, this 7th day of February 2000.

NEW ENGLAND LIFE INSURANCE COMPANY

By:
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Attest:
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